EXHIBIT 3(ii)

AMENDED AND RESTATED

BYLAWS

OF

CREATIVE BUSINESS CONCEPTS, INC.,

A California Corporation

AMENDED AND RESTATED BYLAWS

OF

CREATIVE BUSINESS CONCEPTS, INC.,

A California Corporation

ARTICLE I

OFFICES

Section 1.    Principal Office.

The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. Upon the adoption of these Bylaws, the principal office for the transaction of business in this State shall be located in the County of Orange at the following location:

One Technology Drive, Building H

Irvine, California  92618

Section 2.    Other Offices.

This Corporation may also have offices at such other places, both within and without the State of California, as the Board of Directors may, from time to time, determine as the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS’ MEETING

Section 1.    Place of Meetings.

Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation or any place consented to in writing by all persons entitled to vote at such meeting, given before or after the meeting and filed with the Secretary of the Corporation.

Section 2.    Annual Meetings.

The annual meeting of shareholders shall be held on such date and time as may be fixed by the Board. However, if such day is a legal holiday, then at the same time and place in the next day thereafter ensuing which is a full business day. At the annual meeting the shareholders shall elect directors, consider reports of the affairs of the corporation, and transact any other proper business.

Section 3.    Special Meetings.

Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, a Vice President, the Secretary, and Assistant Secretary, the Board of Directors, or shareholders holding not less than ten percent (10%) of the voting power of the Corporation. Upon request in writing sent by registered mail to the President, a Vice President, the Secretary or an Assistant Secretary, directed to such officer at the principal office of the Corporation, in California, or delivered to such officer in person by any person entitled to call a meeting of shareholders, it shall be the duty of such officer to cause notice to be given to the shareholders entitled to vote that a meeting will be held at the time requested by the person calling the meeting not less than thirty five (35) nor more than sixty (60) days after the receipt of such request. If notice is not given within twenty (20) days after receipt of the request, the person calling the meeting may give notice thereof. Nothing contained in this section shall be construed as limiting, fixing or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

Section 4.    Notice of Meetings.

Notices of meetings, annual or special, shall be given either personally or in writing to shareholders entitled to vote by the Secretary  or the Assistant Secretary, or, if there be no such officer or in the case of his neglect or refusal, by any director or shareholder.

Notices shall be sent to the shareholder’s address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice, not less than ten (10) nor more than sixty (60) days before such meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement, in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.

Notice of any meeting of shareholders shall specify the place, the day and the hour of the meeting, and in the case of special meetings, as provided by the Corporations Code of California, the general nature of the business to be transacted, no other business may be transacted. The notice of any meeting at which directors are to be elected shall include the names of nominees intended, at the time of the notice, to be presented by management for election.

If a shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal office of the Corporation is situated, or published at least once in some newspaper of general circulation in the County of said principal office.  Such notice shall specify the place, the day and hour of the meeting, and in the case of special meetings, the general nature of the business to be transacted.

It shall not be necessary to give notice of the time and place of an adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken; provided, however, when any shareholders’ meeting is adjourned for more than forty-five (45) days or, if after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 5.    Manner of Giving Notice; Affidavit of Notice.

Written notice of any meeting of shareholders shall be given either (i) personally or (ii) by first-class mail or (iii) by third-class mail but only if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Corporations Code of California) on the record date for the shareholders’ meeting, or (iv) by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

Section 6.    Consent to Shareholders’ Meeting.

The transactions of any meeting of the shareholders, however called and noticed, shall be valid as though conducted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Executors, administrators, guardians, trustees, and other fiduciaries entitled to vote shares may sign such waivers, consents, and approvals.

Section 7.    Shareholders Acting Without a Meeting.

Any action which may be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if authorized by a writing setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Section 8.    Validation of Meetings; Waiver of Notice; Consent.

The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual meeting of shareholders, but if action is taken or proposed to be taken for approval at a special meeting, then the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

Section 9.    Quorum.

The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but no other business may be transacted.  At an adjourned meeting at which the requisite amount of voting shares is represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 10.    Voting Rights; Cumulative Voting.

Only persons in whose names shares entitled to vote and stand on the stock records of the Corporation on the day of any meeting of shareholder, unless some other day be fixed by the Board of Directors for the determination of shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

Every shareholder entitled to vote at any election for directors may cumulate his votes and give one candidate a number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit; provided, however, that no shareholder shall be entitled to cumulate votes unless the candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate his votes. If any one shareholder has given proper notice, all shareholders may cumulate their votes for candidates in nomination.

The candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

The Board of Directors may fix a time in the future not exceeding thirty  (30) days preceding the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a notice of and to vote at any meeting, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of shares. Only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, notwithstanding any transfer of any shares on the books of the company after the record date.

Section 11.    Proxies.

Every shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Section 705 of the Corporations Code of California and filed with the Secretary of the Corporation; provided, however, that no shareholder shall enter into a proxy agreement with another person other than another person who is a shareholder of this Corporation. A proxy is not valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which this proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Any proxy duly executed is not revoked, and continues in full force and effect, until a revocation in writing or a duly executed proxy bearing a later date, is filed with the Secretary of the Corporation. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Corporation. Notwithstanding that a valid proxy is outstanding, the powers of the proxy holder are suspended, except in the case of a proxy coupled with an interest, which states that fact on its face, if the person executing the proxy is present at the meeting and elects to vote in person.

If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provisions in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as such proxies.

If only one proxy is present, he may vote all the shares, and all of the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more administrators, executors, trustees or other fiduciaries, unless an instrument or order of the court appointing them otherwise directs.

The Board of Directors may, in advance of any annual or special meeting of the shareholders, prescribe additional regulations concerning the manner of execution and filing of proxies and validation of the same, which are intended to be voted at any such meeting.

Section 12.    Organization.

The President, or in the absence of the President, any Vice President, shall call the meeting of the shareholders to order, and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, a chairman chosen by a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote, shall act as chairman. The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

Section 13.    Inspectors of Election.

In advance of any meeting of shareholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at the meeting or any adjournments thereof. If inspectors of election are not appointed, the chairman of any meeting may, and on the request of any shareholder or his proxy shall make such appointment at the meeting, the number of inspectors shall be either one (1) or three (3).

If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.  In case any person appointed as inspector fails to appear, or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman.

The inspectors of election shall (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, (ii) receive votes, ballots, or consents, (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote, (iv) count and tabulate all votes or consents and determine the result, and (v) do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

On request of the chairman of the meeting or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS:   MANAGEMENT

Section 1.    Powers.

If initial directors have not been named in the Articles of Incorporation, the incorporator or incorporators, until such time as directors may be elected, may do whatever is necessary and proper to perfect the organization of the Corporation, including the adoption and amendment of Bylaws of the Corporation and the election of directors and officers. Subject to the limitation of the Articles of Incorporation, of the Bylaws, and of the laws of the State of California as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by a Board of Directors.

Section 2.    Number and Qualification.

The authorized number of directors of the Corporation shall be not less than three (3), or more than nine (9). The Board shall determine from time-to-time the exact number of directors to serve on the board, consistent with this Section 2.

The authorized number of directors may be changed by amendment to this Section 2, Article III, of these Bylaws, adopted by the vote or written assent of the shareholders entitled to exercise majority voting power; provided, however that a bylaw reducing the fixed number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 percent of the outstanding shares entitled to vote.

Section 3.    Election and Tenure of Office.

The directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one (1) year or until their successors are elected and have qualified. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins, or unless the Bylaws so require. The term of office of the directors shall begin immediately after election.

Notwithstanding Section 6 of Article II of these Bylaws, no director may be elected by written consent without a meeting of shareholders except by unanimous written consent of all shares entitled to vote for the election of directors.

Section 4.    Vacancies.

Except for a vacancy created by the removal of a director, vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose. The holder or holders of an aggregate of five percent (5%) or more of the total number of shares outstanding and entitled to vote for directors shall have the right to call a special meeting of shareholders to elect the entire board.

The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of directors.

A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholder shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board, or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

The Board of Directors may declare vacant the office of a director, (1) if the director is declared of unsound mind by an order of the court, or finally convicted of a felony or (2) if within sixty (60) days after notice of his election the director does not accept the office either in writing or by attending a meeting of the Board of Directors.

Section 5.    Removal of Directors.

The entire Board of Directors or any individual director may be removed from office with or without cause as provided by Section 303 of the Corporations Code of the State of California. Any Director who ceases to be an eligible person as defined herein shall be deemed to have resigned as a Director as of the loss of eligibility.

Section 6.    Place of Meetings.

Meetings of the Board of Directors shall be held at the office of the Corporation in the State of California, as designated for that purpose, from time to time, by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid, wherever held, if held by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the Corporation.

Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting.

Section 7.    Organization Meetings.

The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders for the purpose of organization, election of officers and the transaction of other business.

Section 8.    Other Regular Meetings.

Other regular meetings of the Board shall be held without call at such time and place as the Board may from time to time deem appropriate.  However, should the day fall upon a legal holiday, then said meeting shall be held at the same time in the next day thereafter ensuing which is a full business day. Call and notice of regular meetings of the Board are hereby dispensed with.

Section 9.    Special Meetings - Notices.

Subject to the provisions of the following paragraph, special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman, the President, any of the Vice Presidents, the Secretary, or by any two (2) directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first class mail or telegram (charges prepaid) or facsimile, in each case addressed to each director at the director’s address or facsimile telephone number as it is shown on the records of the corporation, or by electronic mail or other electronic means to the director at the director’s electronic address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, facsimile, telegram, electronic mail or other electronic means, it shall be delivered personally or by telephone, by facsimile, to the telegraph company or by electronic mail or other electronic means at least forty-eight (48) hours before the time of the holding of the meeting. An oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting.

Section 10.    Waiver of Notice.

When all of the directors are present at any directors meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign a written waiver of notice of such meeting, whether prior to or after the holding of such meeting, which waiver shall be filed with the Secretary of the Corporation, the transactions thereof are as valid as if approved at a meeting regularly called and noticed.

Section 11.    Directors Acting Without a Meeting by Unanimous Written Consent.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of directors, if all members of the Board of Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

Section 12.    Notice of Adjournment.

Notice of the time and place of the holding and adjournment of the meeting shall be given to absent directors prior to the time of the meeting if the adjournment is for more than twenty-four (24) hours.

Section 13.    Quorum.

A majority of the number of directors as fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.  A duly called and noticed board meeting at which a quorum is initially present and assembled shall be able to continue the transaction of business notwithstanding the withdrawal of a sufficient number of directors to break a quorum provided that any action so taken is approved by at least a majority of the required quorum for such a meeting.

Section 14.   Compensation of Directors.

Directors shall not receive any stated salary for their services as directors, but by resolution of the Board a fixed sum and expense of attendance may be allowed for attendance at each regular and special meeting of the Board.  However, nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 15.    Committees.

An executive committee may be appointed by resolution passed by a majority of the Board.  The executive committee shall be composed of members of the Board, and shall have such powers as may be expressly delegated to it by resolution of the Board of Directors.  It shall act only in the intervals between meetings of the Board and shall be subject at all times to the control of the Board of Directors.

The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more additional committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of Directors. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

(a)

the approval of any action which, under the Corporations Code of California, also requires shareholders’ approval or approval of the outstanding shares;

(b)

the filling of vacancies on the Board of Directors or in any committee;

(c)

the fixing of compensation of the Directors serving on the Board or any committee;

(d)

the amendment or repeal of these Bylaws or the adoption of new bylaws;

(e)

the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(f)

a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(g)

the appointment of any other committees of the Board of Directors or the members of such committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of this Article III of these Bylaws with regard to place of meetings, regular meetings, special meetings and notice, waiver of notice, quorum, adjournment, notice of adjournment, and action without meeting, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members.  However, the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, special meetings of committees may also be called by resolution of the Board of Directors, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Section 16.    Authorized Payments and Reimbursements.

The Board of Directors may authorize the Corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, a present or former director, officer, or employee of this Corporation in an action brought by a third party against such person, whether or not the Corporation is joined as a party defendant, to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director, officer, or employee, or by the Corporation, or by both provided that, the Board of Directors determines in good faith that such director, officer, or employee was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interests of the Corporation or its shareholders.  Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Corporation by a shareholder or a holder of a voting trust certificate representing shares of the Corporation. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees, or devisees of a director, officer, or employee, and the term “person” where used in the foregoing shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

Section 17.    Approval of Loans to Officers.

The Corporation may, upon the approval of the Board of Directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the corporation or of its parent, if any, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that (i) the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation, (ii) the corporation has outstanding shares of record by 100 or more persons (determined as provided in Section 605 of the Code) on the date of approval of the Board of Directors and (iii) the approval of the Board of Directors is by a vote sufficient without counting the vote of any interested director or directors. Notwithstanding the foregoing, the Corporation’s ability to make loans to its officers shall be subject to all other limitations and requirements set forth in the Code and the Sarbanes-Oxley Act of 2002, if and only if it is then applicable to the Corporation.

ARTICLE IV

OFFICERS

Section 1.    Officers.

The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person unless the Articles or Bylaws provide otherwise.

Section 2.    Election.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3.    Subordinate Officers, Etc.

The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4.    Removal and Resignation.

Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of any officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation.  Any resignation shall take effect at the date of the receipt of notice or at any later time specified therein.  Unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.  Any officer who ceases to be an eligible person as defined herein shall be deemed to have resigned as an officer as of the loss of eligibility.

Section 5.    Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6.    Chairman of the Board.

The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 7.    President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be an ex officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the president of a corporation, together with all additional powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8.    Vice Presidents.

In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the power of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or the Bylaws.

Section 9.    Secretary.

The Secretary shall keep, or cause to be kept, a Book of Minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present or represented at shareholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 10.    Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and showing a separate account. The Books of Account shall at all reasonable times be open to inspection by any directors.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE V

CORPORATE RECORDS AND REPORTS  --  INSPECTION

Section 1.    Records.

The Corporation shall maintain adequate and correct accounts, books and records of its business and properties at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

Section 2.    Inspection of Books and Records.

All books and records provided for in Sections 1600 through 1602 of the Corporations Code of California shall be open to inspection of the directors and shareholders from time to time and in the manner provided in Section 1600 through 1602.

Section 3.    Certification and Inspection of Bylaws.

The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, and shall be open to inspection by the shareholders of the corporation, as provided in Section 213 of the Corporations Code of California.

Section 4.    Checks.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5.    Contracts.

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officers, agent or employee shall have any power or authority to bind the Corporation in any material matter by any contract or engagement, or to pledge its credit to any significant extent or to render it liable for any material purposes or to any significant amount.

Section 6.    Annual Report.

The annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly waived, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to shareholders.

ARTICLE VI

CERTIFICATES AND TRANSFER OF SHARES

Section 1.    Certificates for Shares.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

Every certificate for shares must be signed by the President or a Vice President and the Secretary or an Assistant Secretary or by facsimiles of the signatures of the President and Secretary.

Section 2.    Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.    Lost or Destroyed Certificates.

Where the holder of a share certificate claims that the certificate has been lost, destroyed or wrongfully taken, the holder shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the directors so require, give the Corporation a bond of indemnity, inform and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate shall be issued in the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken if the owner so requests before the Corporation has notice that the share has been acquired by a bona fide purchaser.

Where a share certificate has been lost, apparently destroyed, or wrongfully taken and the owner fails to notify the Corporation of that fact within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such a notification, the owner is precluded from asserting against the Corporation any claim to a new certificate.

If after the issue of a new certificate as a replacement for a lost, destroyed or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation must register the transfer unless registration would result in over-issue.  In addition to any rights on the indemnity bond, the Corporation may recover the new certificate from the person to whom it was issued or any person taking under him except a bona fide purchaser.

Section 4.    Transfer Agents and Registrars.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, and which shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

Section 5.    Closing Stock Transfer Books.

The Board of Directors may close the stock transfer books in its discretion for a period not exceeding fifty (50) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

Section 6.    Legend Condition.

In the event any shares of this Corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring such shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to the permit or a new permit is issued authorizing such a deletion.

ARTICLE VII

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word “California.”

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND OTHER AGENTS

Section 1.    Agents, Proceedings and Expenses.

For the purposes of this Article, “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was a director, officer, employee or other agent of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or complete action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

Section 2.    Actions Other Than By The Corporation.

The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3.    Actions By The Corporation.

The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that that person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of the corporation and its shareholders.  No indemnification shall be made under this Section 3 for any of the following:

(a)

In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which that proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnification for expenses and then only to the extent that the court shall determine;

(b)

Of amounts paid in settling or otherwise disposing of a pending action, without court approval; or

(c)

Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 4.    Successful Defense By Agent.

To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5.    Required Approval.

Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by the corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by any of the following:

(a)

A majority vote of a quorum consisting of directors who are not parties to the proceeding;

(b)

If a quorum as described in Section 5(a) of this Article is not obtainable, by independent legal counsel in a written opinion;

(c)

Approval by the affirmative vote of a majority of the shares of the corporation represented and voting at a duly held meeting at which quorum is present (which shares voting also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

(d)

The court in which the proceeding is or was pending, on application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

Section 6.    Advance of Expenses.

Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

Section 7.    Other Contractual Rights.

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of the corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.  Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

Section 8.    Limitations.

No indemnifications or advance shall be made under this Article, except as provided in Section 4 or Section 5(c), in any circumstances where it appears:

(a)

That it would be inconsistent with a provision of the Articles of Incorporation, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)

That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9.    Insurance.

The corporation shall, if so authorized by the Board, purchase and maintain insurance on behalf of any agent of the corporation or its subsidiaries selected by the Board in its authorization, or designated in the policy of insurance so purchased, against such liabilities asserted against or incurred by the agent (in his capacity as agent or arising out of his status as such) as may be set forth in such authorization or in such policy of insurance, in each case upon such terms and conditions, and subject to such limitations, as the Board in its sole and absolute discretion determines to be appropriate, its general authorization to purchase or maintain any policy of insurance to conclusively establish that it has determined all of the terms, conditions, and limitations set forth in the policy of insurance in the form so purchased to be appropriate, and the power to purchase and maintain such insurance shall exist regardless of whether the corporation would have the power to indemnify the agent against the insured liabilities under the provision of this Article.  The fact that the corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

(a)

the purchase and maintenance of the policy is authorized by the Articles of Incorporation of the association and is limited to the extent provided in subdivision (d) of Section 204 of the General Corporation Law;

(b)

(1) the company issuing the insurance policy is organized, licensed and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (2) the company issuing the policy provides procedures for processing claims that do not permit the company to be subject to the direct control of the corporation, and (3) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other hand, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

Section 10.    Fiduciaries of Corporate Employee Benefit Plan.

The provisions of this Article shall not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the corporation as defined in Section 1 of this Article.  Nothing contained in this Article shall limit the power of the corporation, upon and in the event of a determination of the Board to indemnify any trustee, investment manager or other fiduciary of an employee benefit plan, and the corporation may thereupon indemnify and purchase and maintain insurance on behalf of any such trustee, investment manager or other fiduciary.

ARTICLE IX

AMENDMENTS TO BYLAWS

Section 1.    By Shareholders.

New Bylaws may be adopted or these Bylaws may be repealed or amended at the annual meetings, or at any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the Corporation, or by written assent of such shareholders.

Section 2.    Powers of Directors.

Subject to the right of the shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article IX, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of directors.

Section 3.    Record of Amendments.

Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws in the appropriate place.  If any Bylaws is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

ARTICLE X

INCORPORATION BY REFERENCE

Wherever any reference is made in these Bylaws to any legislative enactment, whether law, statute or ordinance, such enactment shall be deemed incorporated by reference herein. Reference in the Bylaws to any provision of the “Code” shall specifically refer to the California Corporations Code, and shall be deemed to include all amendments thereof.

CERTIFICATE OF ADOPTION OF

AMENDED AND RESTATED BYLAWS

OF

CREATIVE BUSINESS CONCEPTS, INC.,

A California corporation

ADOPTION BY BOARD OF DIRECTORS.

The undersigned, being all of the persons elected by the Incorporator to act as the first Board of Directors of the above-named Corporation, hereby assent to the foregoing Bylaws, and adopt the same as the Bylaws of said Corporation.

IN WITNESS WHEREOF, we have hereunto set our hands this 31st day of December, 2004.

/s/  J. Richard Shafer

J. RICHARD SHAFER

/s/ David L. Parker

DAVID L. PARKER

/s/ James C. Brooks

JAMES C. BROOKS

CERTIFICATE BY SECRETARY OF ADOPTION BY DIRECTORS.

THIS IS TO CERTIFY that I am the duly elected, qualified and acting Secretary of the above-named Corporation and that the above and foregoing Bylaws were adopted as the Bylaws of said Corporation on the date set forth above by the persons elected by the Incorporators to act as the first directors of said Corporation, or their duly appointed successors.

IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of December, 2004.

/s/ David L. Parker

DAVID L. PARKER, Secretary